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                                                                   EXHIBIT 10.24

                              EMPLOYMENT AGREEMENT
                              --------------------

     EMPLOYMENT AGREEMENT (the "Agreement"), effective as of the ____ day of November, 1997, between Prodigy Services Corporation, a Delaware corporation (the "Company") and an indirect wholly-owned subsidiary of Prodigy, Inc. (The "Parent"), with its principal place of business at 445 Hamilton Avenue, White Plains, New York 10601, and James P. Dougherty, residing at 33 Wilton Road, Pleasantville, New York 01570 (the "Executive").

     WHEREAS, the Company desires to employ the Executive as Senior Vice President, Marketing & Sales of the Prodigy Solutions division of the Company ("Prodigy Solutions") and the Executive desires to be employed as Senior Vice President, Marketing & Sales of Prodigy Solutions;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1.   Term of Employment.
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     The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the date set forth above (the "Commencement Date") and ending on the fourth anniversary of the Commencement Date (the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4.

2.   Title; Capacity.
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     The Executive shall serve as Senior Vice President, Marketing & Sales of
     Prodigy Solutions. The Executive shall be based in White Plains, New York or such other place within the greater New York metropolitan area as the Board of Directors of the Company (the "Board") shall determine. The Executive shall report to and be subject to the supervision of, and shall have such authority as is delegated to him by, the President and General Manager of Prodigy Solutions (the "President") or such other senior executive officer as the Board shall designate.

     The Executive hereby accepts such employment and agreed to undertake the duties and responsibilities inherent in such position (as specific in Attachment A), and such other duties and responsibilities as the President shall from time to time to time reasonably assign to him. The Executive agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company
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     and any changes therein which may be adopted from time to time by the
     Company.

     By mutual consent, the Executive may be involved in external boards of director provided that the activities do not adversely impact or conflict with his duties in the Company.

3.   Compensation and Benefits.
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      3.1 Salary.  The Company shall pay the Executive, in accordance with its
          ------
          normal payroll practices, an annual base salary of $150,000 for the one-year period commencing on the Commence Date. Such salary shall be subject to subject to increase (but not decrease) thereafter as determined by the Board.

     3.2 The Company shall pay the Executive a sign-on bonus of $20,000, less applicable withholding, within 30 days of the hire date.

     3.3  Performance Bonuses.
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          (a)  During the Employment Period (starting January 1, 1998), and in lieu of participating in any other bonus plans or programs available to senior executive employees of Prodigy Solutions or the Company, the Executive shall receive bonuses based on a percentage of Prodigy Solutions revenues from the sale or licensing of products to third parties ("Revenues"). Revenues shall be calculated in accordance with generally accepted accounting practices as followed by the Company. For calendar year 1998, the bonus shall equal (i) 0.33% of the first $5,000,000 in Revenues, (ii) 0.67% of the next $5,000,000 in
               Revenues, (iii) 1.00% of the next $5,000,000 in Revenues and (iv) 1.50% of all revenues in excess of $15,000,000. For purposes of establishing bonus programs for the Executive for calendar years after 1998, the applicable percentages and thresholds for Revenues (which may be different from those set forth above for 1998) shall be established by mutual agreement of the President and the Executive.

          (b) Within 45 days after the end of each calendar quarter, starting with the quarter ending March 31, 1998, Prodigy Solutions shall
               (i) calculate the cumulative amount of the bonus earned in the calendar year to date (cased on aggregate Revenues through the end of such calendar quarter) and (ii) pay to the Executive the amount of the bonus so calculated less the aggregate amount of the bonus previously paid to the Executives for such year. In the event
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               of termination of employment for reasons other than cause, the participant shall be entitled to receive performance bonus payments earned during the last fall calendar quarter of active employment exclusive of paid time in lieu of notice, earned vacation or salary continuance.

     3.4  Option Grant.  Subject to approval of the Compensation Committee of
          ------------
          the Board of Directors of the Parent (the "Compensation Committee"), the Executive shall be granted a stock option to purchase 375,000 shares of Common Stock of the Parent at an exercise price determined by the Compensation Committee but not less than the fair market value of the Common Stock on the date of such grant. Such option shall vest and become exercisable as follows: 75,000 options shall vest on the commencement date, with the remaining 300,000 options vesting in three
          (3) equal annual installments with the first vesting to occur on the first anniversary of the Commencement Date. The Executive, if requested by the Parent and the managing underwriter of the initial public offering of the Parent's securities (the "IPO"), agrees not to sell publicly or otherwise transfer or dispose of any securities of the Parent held by the Executive for a specified period of time (not to exceed 270 days) following the effective date of the registration statement for the IPO; provided that all then executive officers,
                                 -------- ----
          directors and holders of 5% or more of the outstanding stock of the Parent enter into similar agreements. The Executive acknowledges that no representations have been made to him concerning the size, valuation or timing of any IPO.

     3.5  Vacation.  The Executive shall be entitled to two weeks paid vacation
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          per calendar year, to be taken at times selected by the Executive and reasonably acceptable to the President. Unused vacation shall accrue from year to year only to the extent permitted under the Company's vacation policies as in effect from time to time.

     3.6  Fringe Benefits.  The Executive shall be entitled to participate in
          ---------------
          all fringe benefit programs that the Company establishes and makes available to its employees from time to time to the extent that executive's position, tenure, salary, age, health and other qualifications make him eligible to participate.

     3.7  Reimbursement of Expenses.  The Company shall reimburse the Executive
          -------------------------
          for all reasonable travel, entertainment and other expenses incurred or paid by the executive in connection with the performance of his duties hereunder, upon presentation by the
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          Executive of Documentation, expense statements, vouchers and/or such other supporting information as the Company may request; provided,
                                                                   --------
          however, that the nature and amount of such expenses from time to
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          time.

4.   Employment Termination.
     ----------------------

     The employment of the Executive pursuant to this Agreement shall terminate upon the occurrence of any of the following:

     4.1  Expiration of the Employment Period in accordance with Section 1;

     4.2 At the election of the Company, for Cause (as hereinafter defined) immediately upon written notice by the Company to the Executive. For purposes of this Agreement, "Cause" shall mean (a) a good faith finding by the Board, after notice to the Executive and an opportunity to be heard, of the failure of the Executive to perform his reasonably assigned duties (as per Section 2), or the Executive's gross dishonesty, gross negligence or gross misconduct, or (b) the conviction of the Executive of, or the entry of pleading of guilty or nolo contendere by the Executive to, any felony;

     4.3 Thirty days after the death or Disability (as hereinafter defined) of the Executive. For purposes of this Agreement, "Disability" shall mean the inability of the Executive, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform, with or without reasonable accommodation, the services contemplated under this Agreement. A determination of Disability shall be made by a physician satisfactory to both the Executive and the Company; provided that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties, or

     4.4 At the election of the Executive, upon written notice of termination, for Good Reason (as hereinafter defined). For purposes of this Agreement, "Good Reason" shall mean (i) any significant diminution in the duties of Executive under this Agreement or (ii) the Company's requirement that the Executive relocate beyond the greater New York metropolitan area; or (iii) a failure by the Board of Directors to provide the options as per section 3.4 within six (6) months of the commencement date.

     4.5 At the election of the Executive, upon not less than one month's prior written notice of termination, or at the election of the Company, upon written notice of termination.


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5.   Effect of Termination.
     ---------------------

     5.1  Expiration, Termination for Cause or at the Election of the Executive.
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          In the event the Employment Period expires pursuant to Section 4.1, or the Executive's employment is terminated for Cause pursuant to Section 4.2, or the Executive's employment is terminated at the election of the executive pursuant to Section 4.5, the Company shall, through the last day of his actual employment by the Company, continue to pay to the Executive his base salary as in effect on the date or termination and continue to provide to the executive the fringe benefits available to him as of the date of termination under Section 3.5.

     5.2  Termination for Death or Disability.  If the Executive's employment is
          -----------------------------------
          terminated due to death or Disability pursuant to Section 4.3, the Company shall continue to pay to the estate of the Executive or to the Executive, as the case may be, for a period of 90 days after the termination of employment due to death or Disability, the Executive's base salary as in effect on the date of termination. In addition, all earned performance bonuses as specified in 3.3, or vested options as specified in 3.4, will go to the Executive's estate.

     5.3  Termination by the Executive for Good Reason or at the Election of the
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          Company.  In the event the Executive's employment is terminated by the
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          Executive for Good Reason pursuant to Section 4.4 or at the election of the Company pursuant to Section 4.5, the Company shall, during the Severance Period (as hereinafter defined), continue to pay to the Executive his base salary as in effect on the date of termination under Section 3.5. For purposes of this Agreement, the "Severance Period" shall mean (i) if such employment termination occurs prior to the second anniversary of the Commencement Date, a period of nine months after such termination, and (ii) if such employment termination occurs on or after the second anniversary of the Commencement Date but prior to the fourth anniversary of the Commencement Date, a period of six months after such termination of employment.

     5.4  Survival.  The provisions of Sections 6 and 7 shall survive the
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          termination of this Agreement.

6.   Non-Compete.
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          (a)  During the Executive's active employment and for a period of one year after the termination or expiration thereof, the Executive will not:

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          (i)  be a partner, stockholder (other than as the holder of not more than one percent (1%) of the total outstanding stock of), officer, employee, consultant, director, joint venturer, investor or lender of or to America Online, Inc., CompuServe Corporation, Microsoft Network, AT&T WorldNet, Netcom On-Line Communications Services, Inc., MCI Internet, PSINet Inc., GTE Internetworking,

               EarthLink Network, Inc., MindSpring Enterprises, Inc., Concentric Network Corporation or any corporation or other entity acquiring any of the foregoing; or

         (ii) directly or indirectly recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with the Company; or

        (iii) directly or indirectly solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company, including but not limited to those clients, customers or accounts which were contacted, solicited or served by the Executive while employed by the Company.

          (b) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

          (c) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purposes. The Executive agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

          (d)  Unless the context otherwise requires, all references in this
               Section 6 and in Section 7 below to the "Company" shall include all current or future subsidiaries or affiliates of the Company.

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7.   Proprietary Information and Developments.
     ----------------------------------------

     7.1  Proprietary Information.
          -----------------------

          (a) The Executive agrees that all information and know-how related to the activities of the Company, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs collectively, ("Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personal data, computer programs, and customer and supplier lists. The Executive will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Executive.

          (b) The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company.

          (c) The Executive agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Executive in the course of the Company's business.

     7.2  Developments.
          ------------

          (a) The Executive will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, related to the
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               activities of the Company, whether patentable or not, which are created, made, conceived or reduced to practice by the Executive or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

          (b) The Executive agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications.

          (c) The Executive agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. The Executive shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

          (d) Notwithstanding the foregoing, this Section 7.2 shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Executive not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information.

     7.3  Other Agreements.  The Executive hereby represents that his
          ----------------
          performance of all the terms of this Agreement and as an employee of the Company does not and will not breach the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret, confidential or proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.

8.   Notices.
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     All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon sending, by registered or certified mail, postage prepaid, addressed to the other party at the address
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     shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

9.   Pronouns.
     --------

     Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

10.  Entire Agreement.
     ----------------

     This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

11.  Amendment.
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     This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

12.  Governing Law.
     -------------

     This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York in the United States, without reference to conflict of laws principles.

13.  Successor and Assigns.
     ---------------------

     This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business; provided, however, that the obligations of the Executive are personal and shall not be assigned by him.

14.  Miscellaneous.
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     14.1 No delay or omission by either the Company or the Executive in exercising any right under this Agreement shall operate as a waiver of that or any other right. A wavier or consent given by either the Company or the Executive on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     14.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     14.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


                              PRODIGY SERVICES CORPORATION


                              By:  /s/ Inder Gopal
                                 -----------------------------------------


                              Title:  ____________________________________


                              EXECUTIVE


                                   /s/ James P. Dougherty  11/24/97
                              --------------------------------------------
                                       James P. Dougherty